As filed with the Securities and Exchange Commission on October 20, 2011

Registration No. 333-176423

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pilgrim’s Pride Corporation*

(Exact name of registrant issuer as specified in its charter)

Delaware	2015	75-1285071
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1770 Promontory Circle

Greeley, Colorado 80634-9038

(970) 506-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fabio Sandri

Chief Financial Officer

1770 Promontory Circle

Greeley, Colorado 80634-9038

(970) 506-8000

(970) 336-6167 (facsimile)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

W. Crews Lott

Baker & McKenzie LLP

2300 Trammell Crow Center

2001 Ross Avenue

Dallas, Texas 75201

(214) 978-3000

(214) 978-3099 (facsimile)

*	Pilgrim’s Pride Corporation of West Virginia, Inc., a West Virginia corporation, is also included in this Form S-4 Registration Statement as an additional Registrant. The address for the additional Registrant is c/o Pilgrim’s Pride Corporation, 1770 Promontory Circle, Greeley, Colorado 80634, Telephone: (970) 506-8000. The primary standard industrial classification number and the I.R.S. Employer Identification Number for Pilgrim’s Pride Corporation of West Virginia, Inc. is 2015 and 55-0379497.

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 (Registration No. 333-176423) is being filed for the purposes of filing a revised legal opinion as Exhibit 5.2 hereto in response to comments received from the Securities and Exchange Commission. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware

The Amended and Restated Corporate Bylaws of the Company provide that the Company shall indemnify and hold harmless any present or former officer or director or any officer or director who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, from and against fines, judgments, penalties, amounts paid in settlement and reasonable expenses actually incurred by such person in connection with any suit to which they were or are made, or are threatened to be made, a party, or to which they are a witness without being named a party, if it is determined that he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any proceeding which is a criminal action, that he had no reasonable cause to believe his conduct was unlawful.

Pursuant to Section 145 of the General Corporation Law of the State of Delaware (“Delaware Code”), the Company generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by or in the right of the Company) to which they are, or are threatened to be made, a party by reason of their serving in such positions, or is or was serving at the Company’s request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Section 145 of the Delaware Code further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

According to the Amended and Restated Corporate Bylaws of the Company and Section 145 of the Delaware Code, the Company has the power to purchase and maintain insurance for its present and former directors, officers, employees and agents. The above discussion of the Company’s Amended and Restated Corporate Bylaws and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Corporate Bylaws and the Delaware Code.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

West Virginia

Pilgrim’s Pride Corporation of West Virginia, Inc., is incorporated under the laws of West Virginia. The Amended and Restated Articles of Incorporation of Pilgrim’s Pride Corporation of West Virginia, Inc. provide that the corporation shall indemnify directors and officers to the extent permitted, and in the manner provided by the West Virginia Business Corporation Act (“WVBCA”).

The WVBCA empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding or (2) in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct; and (2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

Item 21. Exhibits and Financial Statement Schedules.

The consolidated financial statement schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the consolidated financial statements or notes thereto.

(a) Exhibits:

3.1	Amended and Restated Certificate of Incorporation of Pilgrim’s Pride Corporation (incorporated by reference from Exhibit 3.1 of Pilgrim’s Pride Corporation’s Form 8-A filed on December 28, 2009).

3.2	Amended and Restated Corporate Bylaws of Pilgrim’s Pride Corporation (incorporated by reference from Exhibit 3.2 of Pilgrim’s Pride Corporation’s Form 8-A filed on December 28, 2009).

3.3	Amended and Restated Articles of Incorporation of Pilgrim’s Pride Corporation of West Virginia, Inc.**

3.4	Bylaws of Pilgrim’s Pride Corporation of West Virginia, Inc.**

4.1	Amended and Restated Certificate of Incorporation of Pilgrim’s Pride Corporation (included as Exhibit 3.1).

4.2	Amended and Restated Corporate Bylaws of Pilgrim’s Pride Corporation (included as Exhibit 3.2).

4.3	Amended and Restated Articles of Incorporation of Pilgrim’s Pride Corporation of West Virginia, Inc. (included as Exhibit 3.3).

4.4	Bylaws of Pilgrim’s Pride Corporation of West Virginia, Inc. (included as Exhibit 3.4).

4.5	Stockholders Agreement dated December 28, 2009 between Pilgrim’s Pride Corporation and JBS USA Holdings, Inc. (incorporated by reference from Exhibit 4.1 to Pilgrim’s Pride Corporation’s Form 8-A filed on December 28, 2009).

4.6	Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to Pilgrim’s Pride Corporation’s Current Report on Form 8-K filed on December 29, 2009).

4.7	Waiver to the Stockholders Agreement dated November 4, 2010 between JBS USA Holdings, Inc. and Pilgrim’s Pride Corporation (incorporated by reference from Exhibit 10.1 to Pilgrim’s Pride Corporation’s Current Report on Form 8-K filed November 8, 2010).

4.8	Indenture dated as of December 14, 2010 among the Pilgrim’s Pride Corporation, Pilgrim’s Pride Corporation of West Virginia, Inc. and The Bank of New York Mellon, as Trustee (incorporated by reference from Exhibit 4.1 of Pilgrim’s Pride Corporation’s Form 8-K filed on December 15, 2010).

4.9	Registration Rights Agreement dated December 14, 2010 among Pilgrim’s Pride Corporation and the representatives of the initial purchasers of the Senior 7.875% Note due 2018 (incorporated by reference from Exhibit 4.2 of Pilgrim’s Pride Corporation’s Form 8-K filed on December 15, 2010).

4.10	Form of Senior 7.875% Note due 2018 (incorporated by reference from Exhibit 4.3 of Pilgrim’s Pride Corporation’s Form 8-K filed on December 15, 2010).

4.11	Form of Guarantee (incorporated by reference from Exhibit 4.4 of Pilgrim’s Pride Corporation’s Form 8-K filed on December 15, 2010).

5.1	Opinion of Baker & McKenzie LLP.**

5.2	Opinion of Wharton, Aldhizer & Weaver, PLC.*

12	Statement of Computation of Ratio of Earnings to Fixed Charges for the years ended December 26, 2010, September 26, 2009, September 27, 2008, September 29, 2007, September 30, 2006, and the transition period from September 27, 2009 to December 27, 2009.**

21	Subsidiaries of Registrant (incorporated by reference from Exhibit 21 of Pilgrim’s Pride Corporation’s Annual Report on Form 10-K filed February 11, 2011).

23.1	Consent of Baker & McKenzie LLP (included as part of the opinion filed as Exhibit 5.1 hereto).**

23.2	Consent of Wharton, Aldhizer & Weaver, PLC (included as part of the opinion filed as Exhibit 5.2 hereto).*

23.3	Consent of Ernst & Young LLP.*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the indenture governing the 7.875% Senior Notes due 2018**

99.1	Form of Letter of Transmittal**

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees**

99.3	Form of Letter to Clients**

99.4	Form of Notice of Guaranteed Delivery**

*	Filed herewith.
**	Previously filed.

(b) The consolidated financial statement schedules are included in the audited consolidated financial statements or notes thereto included in this registration statement.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado, on October 20, 2011.

PILGRIM’S PRIDE CORPORATION

By:	/s/ WILLIAM W. LOVETTE
Name:	William W. Lovette
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Wesley Mendonça Batista	Chairman of the Board	October 20, 2011

/S/ WILLIAM W. LOVETTE William W. Lovette	President, Chief Executive Officer and Director	October 20, 2011

/S/ FABIO SANDRI Fabio Sandri	Chief Financial Officer (Principal Financial and Accounting Officer)	October 20, 2011

* Joesley Mendonça Batista	Director	October 20, 2011

* Michael L. Cooper	Director	October 20, 2011

* Don Jackson	Director	October 20, 2011

* Charles Macaluso	Director	October 20, 2011

* Lonnie “Bo” Pilgrim	Director	October 20, 2011

* Marcus Vinicius Pratini de Moraes	Director	October 20, 2011

* Wallim Cruz De Vasconcellos Junior	Director	October 20, 2011

*By:	/S/ FABIO SANDRI	Attorney-in-fact	October 20, 2011
Fabio Sandri

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado, on October 20, 2011.

PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC.

By:	/s/ WILLIAM W. LOVETTE
Name:	William W. Lovette
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM W. LOVETTE William W. Lovette	President, Chief Executive Officer and Director	October 20, 2011

/S/ FABIO SANDRI Fabio Sandri	Chief Financial Officer (Principal Financial and Accounting Officer)	October 20, 2011

* Wesley Mendonça Batista	Director	October 20, 2011

* Joesley Mendonça Batista	Director	October 20, 2011

*By:	/S/ FABIO SANDRI	Attorney-in-fact	October 20, 2011
Fabio Sandri

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of Pilgrim’s Pride Corporation (incorporated by reference from Exhibit 3.1 of Pilgrim’s Pride Corporation’s Form 8-A filed on December 28, 2009).

3.2	Amended and Restated Corporate Bylaws of Pilgrim’s Pride Corporation (incorporated by reference from Exhibit 3.2 of Pilgrim’s Pride Corporation’s Form 8-A filed on December 28, 2009).

3.3	Amended and Restated Articles of Incorporation of Pilgrim’s Pride Corporation of West Virginia, Inc.**

3.4	Bylaws of Pilgrim’s Pride Corporation of West Virginia, Inc.**

4.1	Amended and Restated Certificate of Incorporation of Pilgrim’s Pride Corporation (included as Exhibit 3.1).

4.2	Amended and Restated Corporate Bylaws of Pilgrim’s Pride Corporation (included as Exhibit 3.2).

4.3	Amended and Restated Articles of Incorporation of Pilgrim’s Pride Corporation of West Virginia, Inc. (included as Exhibit 3.3).

4.4	Bylaws of Pilgrim’s Pride Corporation of West Virginia, Inc. (included as Exhibit 3.4).

4.5	Stockholders Agreement dated December 28, 2009 between Pilgrim’s Pride Corporation and JBS USA Holdings, Inc. (incorporated by reference from Exhibit 4.1 to Pilgrim’s Pride Corporation’s Form 8-A filed on December 28, 2009).

4.6	Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to Pilgrim’s Pride Corporation’s Current Report on Form 8-K filed on December 29, 2009).

4.7	Waiver to the Stockholders Agreement dated November 4, 2010 between JBS USA Holdings, Inc. and Pilgrim’s Pride Corporation (incorporated by reference from Exhibit 10.1 to Pilgrim’s Pride Corporation’s Current Report on Form 8-K filed November 8, 2010).

4.8	Indenture dated as of December 14, 2010 among the Pilgrim’s Pride Corporation, Pilgrim’s Pride Corporation of West Virginia, Inc. and The Bank of New York Mellon, as Trustee (incorporated by reference from Exhibit 4.1 of Pilgrim’s Pride Corporation’s Form 8-K filed on December 15, 2010).

4.9	Registration Rights Agreement dated December 14, 2010 among Pilgrim’s Pride Corporation and the representatives of the initial purchasers of the Senior 7.875% Note due 2018 (incorporated by reference from Exhibit 4.2 of Pilgrim’s Pride Corporation’s Form 8-K filed on December 15, 2010).

4.10	Form of Senior 7.875% Note due 2018 (incorporated by reference from Exhibit 4.3 of Pilgrim’s Pride Corporation’s Form 8-K filed on December 15, 2010).

4.11	Form of Guarantee (incorporated by reference from Exhibit 4.4 of Pilgrim’s Pride Corporation’s Form 8-K filed on December 15, 2010).

5.1	Opinion of Baker & McKenzie LLP.**

5.2	Opinion of Wharton, Aldhizer & Weaver, PLC.*

12	Statement of Computation of Ratio of Earnings to Fixed Charges for the years ended December 26, 2010, September 26, 2009, September 27, 2008, September 29, 2007, September 30, 2006, and the transition period from September 27, 2009 to December 27, 2009.**

21	Subsidiaries of Registrant (incorporated by reference from Exhibit 21 of Pilgrim’s Pride Corporation’s Annual Report on Form 10-K filed February 11, 2011).

23.1	Consent of Baker & McKenzie LLP (included as part of the opinion filed as Exhibit 5.1 hereto).**

23.2	Consent of Wharton, Aldhizer & Weaver, PLC (included as part of the opinion filed as Exhibit 5.2 hereto).*

23.3	Consent of Ernst & Young LLP.*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the indenture governing the 7.875% Senior Notes due 2018**

99.1	Form of Letter of Transmittal**

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees**

99.3	Form of Letter to Clients**

99.4	Form of Notice of Guaranteed Delivery**

*	Filed herewith.
**	Previously filed.